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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A


           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:
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    14a-6(e)(2))
[ ] Definitive Proxy Statement
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[ ] Soliciting Material Pursuant to ss.240.14a-12


                             Heritage Commerce Corp
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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


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
HERITAGE                                THE CEREGHINO GROUP
COMMERCE CORP                           CORPORATE INVESTOR RELATIONS
CONTACT:  Rebecca A. Levey,             5333 15TH AVENUE SOUTH, SUITE 1500
          Senior Vice President         SEATTLE, WA 98108
          408-494-4513                  206.762.0993


================================================================================

            HERITAGE COMMERCE CORP RESPONDS TO DISSIDENT SHAREHOLDERS
San Jose, CA - April 28, 2004 - Heritage Commerce Corp (Nasdaq: HTBK), parent company of Heritage Bank of Commerce, today responded to the claims of a group of dissident shareholders who have proposed insurgent candidates for the board of directors to be elected at its upcoming annual meeting on May 27, 2004.

"We are surprised and disappointed that this group chose to start an expensive and time-consuming proxy contest, rather than working with us to build shareholder value. It is unfortunate that these individuals, who were part of the founding of the bank and development of its long-term strategic plan, could have so misunderstood the execution of that plan. Many of these insurgent committee members are paid advisory board members of the bank. None of them chose to discuss their concerns in the advisory board meetings, which is the appropriate forum for these issues, instead of launching this unwarranted attack," said William J. Del Biaggio, Jr., Chairman of the Board of Heritage Commerce Corp. "After reviewing their SEC filings, we believe their allegations are without merit and their actions are short-sighted and ill-advised. We have every intention of vigorously defending the Bank and its shareholders from this unprovoked attack. Once we respond to these allegations, we are confident that our shareholders will support the Board of Directors and re-elect our community-based independent board members.

"I am proud of our track record and am pleased to highlight some of our accomplishments of the past decade. When we established Heritage Bank of Commerce in 1994 with $14 million in capital, we set an ambitious goal of growing assets to $1 billion within ten years. Due to the hard work and dedication of our team, we achieved that goal in nine years, crossing the billion dollar mark in December," Del Biaggio, said. "From the beginning, our Board's strategic plan was to invest the Bank's resources in building the branch network and growing deposits and loans to reach $1 billion in assets. More than 75% of our asset growth has been internally generated, and to have reached the $1 billion mark in less than a decade is a noteworthy accomplishment. This growth was generated while maintaining exceptional asset quality and solid growth in profits and earnings per share, despite the soft economic environment in the Silicon Valley."

PERFORMANCE HIGHLIGHTS AND COMPANY MILESTONES
     o Net income's compounded average growth rate (CAGR) was 18% from 1997 to 2003.
          o Achieved profitability in its first full year of operations in 1995.
     o    Earnings per share have grown at a CAGR of 14% since 1997.
     o Assets grew at a CAGR of 17% in the past six years, and rose 12% to $1.06 billion at March 31, 2004, from a year ago.
     o    Deposits posted a CAGR of 15% from 1997 to 2003.
          o Core deposits, excluding time deposits $100,000 and over, grew 13% to $776 million.
     o    The loan portfolio showed a CAGR of 22% in the past six years.
          o    An SBA Preferred Lender, ranked #3 in California.
     o Asset quality has remained well above that of similar sized banks, both in California and nationwide.
          o    Nonperforming loans to total loans are well below peers.
          o Loan loss reserves to total loans continue to be well above the peer average.
          o Nonperforming assets were only 0.45% of total assets at March 31, 2004.
     o Named a Premier Performer for 2003 by THE FINDLEY REPORTS, a well-established bank rating service.
     o Earned a "High Satisfactory" score in each of the components for our Community Reinvestment Act performance from the Federal Reserve Bank of San Francisco.
     o Recognized for its substantial community involvement including an ABBY award for its support of the arts, and the Bank Enterprise Award for its support of affordable housing from the US Department of the Treasury.

                                     (more)

HTBK Responds to Dissident Shareholders
April 28, 2004
Page Two

"As we discussed, in our first quarter earnings release last week, our performance in the first quarter puts us well on our way to achieving our strategic plan for the year," commented Brad L. Smith, CEO. "Having achieved our first long-term goal of building a solid business banking franchise to serve the region's business community, we are now focusing on optimizing profitability and shareholder value. Plainly stated, the overall goal of the second phase of our long-standing strategic plan is to generate performance in the top quartile of our peers. Our strategic plan is indeed in place, and we are executing to it. That plan was established at our founding and has been refined as we have grown. The Board of Directors has been a driving force in our success. We are fortunate to have the depth of experience from the recognized leaders in the communities we serve contributing to our Board. "

The Heritage Commerce Corp Board of Directors has twelve members, nine outside independent directors and only three senior members of management. In addition, all of the members of the Governance and Nominating, Audit and Compensation Committees are outside independent directors. "The contested board members who are up for re-election are both autonomous and diligent members of our team," said Del Biaggio. Anneke Dury serves as the Board's financial expert, as required by new securities laws, and has been on our board since 1994. She earned her MBA in Finance from UC Berkeley. She has served as Chief Financial Officer of a publicly-traded technology company and was an officer in the international credit department of one of the top five banks in the country. Frank Bisceglia is a highly-respected financial advisor with extensive expertise in the financial markets. "Frank's diligence as the Chairman of the loan committee has contributed to the outstanding performance of our loan portfolio," Del Biaggio continued.

"Our management team is also one of the finest groups of bankers in the state," Del Biaggio continued. "Brad Smith and Dick Conniff have extensive experience as bank CEOs, both having developed very successful banks in the late 80's and 90's that were sold at attractive premiums. Their dedication to our customers, employees and shareholders coupled with their extensive community involvement, make them ideal leaders for Heritage Commerce."

"The Board has devoted substantial resources to adopting comprehensive corporate governance standards and the Corporate Governance and Nominating Committee has worked diligently to implement them. The standards remain posted on our website for shareholders to review," Smith commented.

"We will be communicating more details on our position regarding issues raised by the dissidents with shareholders in the near future. We find this proxy contest to be ill-founded and uninformed and believe that our track record gives existing management tremendous credibility," said Del Biaggio. "We trust we've earned the loyalty of shareholders, and urge them to vote for our nominees by signing and returning the white proxy card and to disregard the dissidents' proxy material. We look forward to seeing our shareholders at our annual meeting."

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, headquartered in San Jose with an office located in Los Gatos. Heritage Bank of Commerce is an independent full service community business bank with three divisions: Heritage Bank East Bay, in Fremont and Danville; Heritage Bank South Valley in Morgan Hill and Gilroy, and Bank of Los Altos, with two locations in Los Altos and one in Mountain View. Additionally, Heritage Capital Group, the bank's asset based lending division, has offices in San Jose and Los Angeles. Heritage Bank of Commerce is also an SBA Preferred Lender ranked the third largest SBA lender in Northern California, eighth in the State, and has SBA Loan Production Offices in San Jose, Fresno, Santa Cruz, Elk Grove, Watsonville, Chico, Glendale, Irvine and Pittsburg, California.

THIS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES. SUCH RISKS AND UNCERTAINTIES MAY INCLUDE BUT ARE NOT NECESSARILY LIMITED TO, MANAGEMENT'S ABILITY TO EXECUTE ITS STRATEGIC PLAN, FLUCTUATIONS IN INTEREST RATES AND MONETARY POLICY ESTABLISHED BY THE FEDERAL RESERVE, INFLATION, GOVERNMENT REGULATIONS, GENERAL ECONOMIC CONDITIONS, COMPETITION WITHIN THE BUSINESS AREAS IN WHICH THE COMPANY IS CONDUCTING ITS OPERATIONS, INCLUDING THE REAL ESTATE MARKET IN CALIFORNIA, RESULTS OF BANKRUPTCY PROCEEDINGS IN WHICH THE COMPANY IS AN UNSECURED CREDITOR, AND OTHER FACTORS BEYOND THE COMPANY'S CONTROL. SUCH RISKS AND UNCERTAINTIES COULD CAUSE RESULTS FOR SUBSEQUENT INTERIM PERIODS OR FOR THE ENTIRE YEAR TO DIFFER MATERIALLY FROM THOSE INDICATED. FOR A DISCUSSION OF FACTORS WHICH COULD CAUSE RESULTS TO DIFFER, PLEASE SEE THE COMPANY'S REPORTS ON FORMS 10-K AND 10-Q AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND THE COMPANY'S PRESS RELEASES. READERS SHOULD NOT PLACE UNDUE RELIANCE ON THE FORWARD-LOOKING STATEMENTS, WHICH REFLECT MANAGEMENT'S VIEW ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY REVISE THESE FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.



                                       -0-


Note:  Transmitted on PR Newswire on April 28, 2004, at 8:34 a.m. PDT